AMENDMENT

      This Amendment (this "AMENDMENT"), dated as of May 30, 2006, is entered into by and among NATIONAL INVESTMENT MANAGERS INC., a Florida corporation (the "COMPANY") and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending the terms of (i) that certain Secured Convertible Term Note, dated March 9, 2005 (as amended, modified or supplemented from time to time, the "CONVERTIBLE TERM NOTE") issued by the Company to Laurus (ii) that certain Secured Term Note, dated November 30, 2005, issued by the Company and certain subsidiaries of the Company to Laurus (as amended, modified or supplemented from time to time, the "TERM NOTE") and (iii) that certain Warrant issued by the Company to Laurus, dated May 9, 2005 (as amended, modified or supplemented from time to time,the "WARRANT").

      WHEREAS, the Company and Laurus have agreed to make certain changes to the Convertible Term Note, the Term Note and the Warrant as set forth herein; and

      WHEREAS, Laurus has agreed to postpone the obligation of the Company to make certain scheduled amortization payments in accordance with the terms of the Convertible Term Note and the Term Note as set forth herein;

      NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.Laurus and the Company hereby agree that the Company shall not be required to pay the Monthly Principal Amount (as such term is defined in the Convertible Term Note) due on the first business day of each month from June 1, 2006 until March 31, 2007, and instead such Monthly Principal Amounts shall be due and payable on the Maturity Date (as such term is defined in the Convertible Term Note). The Company shall resume making payments of the Monthly Principal Amount under the Convertible Term Note on April 1, 2007.

      2.Laurus and the Company hereby agree that the Company shall not be required to pay the Monthly Principal Amount (as such term is defined in the Term Note) due on the first business day of each month from June 1, 2006 until March 31, 2007, and instead such Monthly Principal Amounts shall be due and payable on the Maturity Date (as such term is defined in the Term Note). The Company shall resume making payments of the Monthly Principal Amount under the Term Note on April 1, 2007.

      2. Section (d) in the preamble of the Warrant is hereby deleted in its entirety and replaced with the following new sentence in lieu thereof:

            The "Exercise Price" applicable under this Warrant shall be $0.50."

      3. This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus

      4. Except as specifically set forth in this Amendment, there are no other amendments to the Convertible Term Note, the Term Note or the Warrant and all of the other forms, terms and provisions of the Convertible Term Note, the Term Note and the Warrant remain in full force and effect.

      5. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment, (i) no Event of Default (as defined in either of the Convertible Term Note or the Term Note) exists and is continuing and (ii) all representations, warranties and covenants made by Company in connection with the Purchase Agreement referred to in the Convertible Term Note, the Related Agreements referred to in such Purchase Agreement, the Purchase Agreement referred to in the Term Note and/or any Related Agreement referred to in such Purchase Agreement are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements have been met. The Company hereby agrees to file an 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this Amendment as soon as practicable, but no later than as required under applicable law.

      6. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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

      IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.



                                              NATIONAL INVESTMENT MANAGERS INC.

                                              By:______________________________
                                              Name:
                                              Title:



                                              LAURUS MASTER FUND, LTD.


                                              By:______________________________
                                              Name:
                                              Title:



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